EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 8, 1996 included in Highlands Insurance Group, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this registration statement.




/s/Arthur Andersen LLP
Arthur Andersen LLP



Houston, Texas
June 26, 1997